UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 19, 2007

                          INSURANCE AUTO AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

     Illinois                      333-127791                    95-3790111
  (State or Other           (Commission File Number)            (IRS Employer
  Jurisdiction of                                            Identification No.)
  Incorporation)

     Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
               (Address of principal executive offices) (Zip Code)


                                 (708) 492-7000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.
                  and
Item 7.01.        Regulation FD Disclosure.

         The following information is furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

         On March 19, 2007, Insurance Auto Auctions, Inc. (the "Company") reported its results for the fourth quarter and year ended, 2006. A copy of the Company's earnings release is attached hereto as Exhibit 99.1 and is furnished pursuant to Item 2.02 and Item 7.01 on Form 8-K.

         Consolidated EBITDA, as defined in the Company's senior credit agreement, is presented in the earnings release because management believes that this statistic is indicative of the relative strength of the Company's operating performance and is consistent with the definition under the Company's senior credit facility. EBITDA is defined as net earnings plus income tax provision (benefit), interest expense (net) and depreciation and amortization. The Company's senior credit facility further adjusts EBITDA, including for non-cash items, nonrecurring items, and sponsor advisory fees, to determine compliance with certain covenants in the senior credit agreement. Although Consolidated EBITDA is not a defined term under generally accepted accounting principles in the United States, we believe that the inclusion of Consolidated EBITDA is appropriate; because management uses this information in evaluating the Company's operating performance. However, Consolidated EBITDA should not be considered as a substitute for net earnings or loss, or as an indicator of whether cash flows will be sufficient to fund cash needs. Below is a table detailing Consolidated EBITDA (in thousands):



                                                       Three Months Ended                              Twelve
                                ----------------------------------------------------------------    Months Ended
                                  March 26,         June 25       September 24,    December 31,     December 31,       Pro Forma
                                    2006             2006             2006             2006             2006            2006 (3)
                                -------------    -------------    -------------    -------------    -------------    -------------
                                                                    (dollars in thousands)

Net loss                        $        (504)   $         (71)   $      (4,261)   $      (1,547)   $      (6,383)   $        (297)
Income taxes                             (314)             (94)          (1,300)            (447)          (2,155)           1,950
Interest expense (net)                  6,329            6,619            8,128            9,060           30,136           33,563
Depreciation and amortization           4,933            5,641            6,572            6,792           23,938           24,168
                                -------------    -------------    -------------    -------------    -------------    -------------
     EBITDA                            10,444           12,095            9,139           13,858           45,536           59,384
Non-cash charges(1)                     1,051              343              576              498            2,468            2,468
Non-recurring expense(2)                2,866              321            3,654            1,244            8,085            8,085
Advisory service fees                     125              125              125              238              613              613
                                -------------    -------------    -------------    -------------    -------------    -------------
     Consolidated EBITDA        $      14,486    $      12,884    $      13,494    $      15,838    $      56,702    $      70,550
                                =============    =============    =============    =============    =============    =============

 ----------------
 (1) Non-cash charges included stock based compensation and straight-line rent adjustment, net.
 (2) Non-recurring items included loss on extinguishment of debt, losses incurred due to flood at the Grand Prairie, Texas facility, costs related to the Company's 2006 acquisitions and professional fees related to the proposed merger with ADESA.
 (3) Pro forma adjustments reflect the results of operations and businesses acquired from December 26, 2005 to the date of acquisition, reduction of costs for businesses acquired such as compensation of principals of the predecessor company and other selling, general and administrative costs incurred by the predecessor company and the impact of buyer fee increases implemented in June 2006 as if the fee increases had been implemented as of December 26, 2005.

         Such information, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Insurance Auto Auctions, Inc.



                                          By:      /s/ Eric M. Loughmiller
                                                   -----------------------------
                                                   Eric M. Loughmiller
                                                   Chief Financial Officer
Date:  March 19, 2007


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


                                Index of Exhibits


   Exhibit No.                              Exhibit
------------------  ------------------------------------------------------------
      99.1          Press Release of Insurance Auto Auctions, Inc.
                    (the "Company"), dated March 19, 2007, disclosing the Company's financial results for the fourth quarter and year ended December 31, 2006.


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